SECOND AMENDMENT
                                     TO THE
                               PURCHASE AGREEMENT


         This Second Amendment to the Purchase Agreement (the "Agreement") is made and entered into this 14th day of November 2001, by and between BANK OF HOVEN, a South Dakota State Bank. (the "Bank") and THE CREDIT STORE, INC., a Delaware corporation (the "Purchaser").

                                    RECITALS:

         WHEREAS, the Bank and Purchaser have entered into a certain Purchase Agreement dated the 9th day of February 1999 and the Bank and Purchaser deem an amendment to the existing Purchase Agreement in the interests of the parties;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend their Agreement as follows:

1) Section 1.3 of the Purchase Agreement shall be amended to delete the words Section 4.1 hereof" at the end of the paragraph and replaced with the words "Section 4.1 and 4.2 hereof"

2) Section 1.6(b)(vii) of the Purchase Agreement shall be amended to replace the words " within 5 days" with "within fifteen (15) days".

3) Article 4 of the Purchase Agreement shall be amended to add the following "Section 4.2 Purchase of Charged-off Card Accounts. If a Card account charges-off in accordance with the Banks charge-off policy, the Bank shall immediately convey the charged-off Card account to the Purchaser. The purchase price for the charged-off Card accounts shall be an amount equal to the par value of the outstanding credit generated by balance transfers, cash advances, and purchases on the Cards accounts that have not previously been purchased by Purchaser under the Purchase Agreement." Charged-off Card accounts subject to the Repurchase Agreement dated September 20, 1999, between the parties are not included and will not be conveyed to the Purchaser hereunder.

         In all other respects the February 9, 1999 Purchase Agreement is confirmed and ratified.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date set forth above.
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BANK:                                                        PURCHASER:
----                                                         ---------

BANK OF HOVEN                                                THE CREDIT STORE, INC.

By:  /s/ Cindy Jager                                         By:  /s/  Cynthia D. Hassoun
     ---------------                                              -----------------------
  Its: Vice President, Credit Card Operations                  Its:  Vice President and Secretary
        Manager
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